Exhibit 4.19

GCL SILICON TECHNOLOGY HOLDINGS INC.

CONVERSION REGISTRATION RIGHTS AGREEMENT

August [    ], 2008

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of August [    ], 2008, by and among (i) GCL Silicon Technology Holdings Inc., an exempted company incorporated and validly existing with limited liability under the laws of the Cayman Islands (the “Company”), (ii) Deutsche Bank AG (“Deutsche Bank”) and (iii) the holders, from time to time, of the Company’s 3% Convertible Senior Notes due 2010 (the “Notes”) (each a “CB Holder” and together, the “CB Holders”, the CB Holders as of the date of this Agreement are identified in Schedule 1 hereto (the “Initial CB Holders”).

RECITALS

A. The Initial CB Holders own the following securities issued by Happy Genius Holdings Limited (“Happy Genius”): U.S.$275,000,000 Class A Floating Rate Secured Exchangeable Bonds due 2010, U.S.$137,500,000 Class B Floating Rate Secured Exchangeable Bonds due 2010 and U.S.$137,500,000 Class C Floating Rate Secured Exchangeable Bonds due 2010 (together, the “Exchangeable Bonds”) exchangeable into Ordinary Shares of the Company;

B. Deutsche Bank has registration rights in respect of [            ] Ordinary Shares received from Happy Genius and held as of the date of this Agreement (the “DB Shares”), and the CB Holders have registration rights in respect to the Ordinary Shares of the Company issuable upon exchange of the Exchangeable Bonds;

C. Pursuant to the terms of Condition 6.41 of the Exchangeable Bonds and the terms of an Exchange Agreement dated as of July [    ], 2008, the Exchangeable Bonds have been exchanged into an equal principal amount of the Notes. The Company and Deutsche Bank have entered into this Agreement to set forth certain terms and conditions concerning the registration rights of Deutsche Bank in respect of the DB Shares and the Company and the CB Holders have agreed to enter into this Agreement to set forth certain terms and conditions concerning the registration rights of the CB Holders, including any subsequent holders of the Notes;

D. It is a condition to the closing of the exchange that this Agreement have been entered into; and

E. The parties to this Agreement desire that the pre-existing registration rights agreement related to the Exchangeable Bonds and Ordinary Shares held by Deutsche Bank be terminated and supplanted by the provisions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties contained herein, the Parties agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“ADSs” means American Depositary Shares, with each American Depositary Share representing the number of Ordinary Shares of the Company issued pursuant to the Deposit Agreement specified in the Registration Statement.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person and “Affiliates” shall have correlative meaning. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Blue Sky” means the statutes of any state regulating the sale of corporate securities within that state.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized to be closed in the Hong Kong Special Administrative Region.

“CB Holders” has the meaning set forth in the preamble to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Conversion Shares” means the Ordinary Shares of the Company which are represented by any ADSs issuable to a CB Holder upon conversion of the Notes in accordance with the terms of the Indenture.

“Damages” has the meaning set forth in Section 7.1 of this Agreement.

“DB Shares” has the meaning set forth in the recitals to this Agreement.

“Deposit Agreement” means the deposit agreement dated as of [            ], 2008 between the Company, The Bank of New York Mellon as depositary and the holders and beneficial owners, from time to time, of the ADSs issued thereunder.

“Effective Date” means the date that falls six months after the Issue Date.

“Effective Failure” means the occurrence of any of the following events: (i) any Registration Statement ceases to be effective, (ii) a Suspension Event or (iii) any event whereby the Holders are otherwise prevented or restricted by the Company from effecting sales pursuant to a Registration Statement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Form F-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form F-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC, which permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Securities Act.

“Governmental or Regulatory Authority” means any applicable state, federal provincial, county and local court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any jurisdiction in which a Person conducts business or operations.

“Holder” means any holder of Registrable Securities (including, to the extent that they hold Registrable Securities, the CB Holders and any Permitted Transferees) entitled to the rights and bound by the obligations under this Agreement.

“Indenture” means the Indenture dated August [    ], 2008 between the Company and DB Trustees (Hong Kong) Limited, as Trustee, with respect to the Notes.

“Issue Date” means August [    ], 2008.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Ordinary Shares” means the ordinary voting equity shares of the Company with a par value U.S.$0.0001 per share.

“Outstanding Principal Amount” means: (1) for the purposes of calculating Liquidated Damages arising from a Conversion Registration Default or an Effectiveness Default, the total outstanding principal amount of Notes which are convertible into ADSs that are Registrable Securities on any Business Day; and which includes the principal amount represented by Notes which have already been converted into ADSs that are Registrable Securities that have not been disposed pursuant to the relevant Registration Statement.

“Permitted Transferee” means any Person entitled to receive Notes and/or ADSs in accordance with the terms of the Indenture or Conversion Shares pursuant to the terms of the Deposit Agreement.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary Prospectus, any Free Writing Prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Public Offering” means, in the case of an offering in the United States, an underwritten public offering of equity securities of a Person pursuant to an effective registration statement under the Securities Act, and, in the case of an offering in any other jurisdiction, a widely distributed underwritten offering of equity securities of a Person in which both retail and institutional investors are eligible to buy in accordance with the securities laws of such jurisdiction.

“Registrable Securities” means (i) the DB Shares and securities issued in respect of the DB Shares as a result of a stock split, stock dividend, recapitalization, reorganization or combination thereof, (ii) the ADSs issuable to a CB Holder upon conversion of the Notes which are listed on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or any other stock market that is the primary trading market for the Company’s equity interests and (iii) the Conversion Shares and securities issued in respect of the Conversion Shares as a result of a stock split, stock dividend, recapitalization, reorganization or combination thereof. Notwithstanding the foregoing, “Registrable Securities” shall not include otherwise Registrable Securities (x) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; (y) (A) sold pursuant to an effective registration statement under the Securities Act covering such securities in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof such that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or (C) which may be freely sold without any restrictions or manner of sale or reporting requirements by the Holder under Rule 144 under the Securities Act where the Company has delivered to the Holder an opinion of the Company’s counsel, a nationally reputable United States law firm that practices United States securities law, confirming the same.

“Registration” means a registration effected by preparing and filing a Registration Statement (including, without limitation, the execution of an undertaking to file post-effective amendments and any other governmental requirements) and the declaration or ordering of the effectiveness of that Registration Statement, and the terms “Register” and “Registered” have meanings correlative with the foregoing.

“Registration Expenses” means all expenses, other than Selling Expenses, incurred in complying with Section 2 of this Agreement, including, without limitation, all Registration, qualification, and filing fees, printing expenses, fees and disbursements of counsels for the Company, reasonable fees and disbursements of one special counsel for all Holders (if different from counsels to the Company), Blue Sky fees and expenses, and the expense of any special audits incident to or required by any Registration.

“Registration Statement” means a registration statement prepared on Forms F-1, F-3, S-1 or S-3, under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States and shall include a Resale Registration Statement.

“Resale Registration Statement” has the meaning set forth in Section 2.1.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

“Suspension Event” is defined in Section 2.5(a).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture and words importing the singular include the plural and vice versa.

2. Registration.

2.1. Registrable Securities.

(a) The Company shall use its commercially reasonable efforts to file with the SEC within sixty (60) days after the Issue Date and cause to become effective on or before the Effective Date a resale shelf Registration Statement for a public offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of all of the Conversion Shares and the DB Shares ( a “Resale Registration Statement”).

(b) The Company shall use its commercially reasonable efforts to maintain the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that freely tradeable ADSs can be delivered upon conversion of the Notes immediately following the earlier of (i) the effective date of the Resale Registration Statement or (ii) the date falling six months after the Issue Date. The Company shall comply with all securities laws regulating the offer and delivery of ADSs upon conversion of the Notes.

2.2. Notice of Registration Status. Not more than fifteen (15) days, and not less than ten (10) days, prior to the Effective Date, the Company must deliver to the Trustee (for distribution to each Holder) a notice in writing confirming whether or not the Resale Registration Statement has been declared effective by the SEC and, if not, the steps taken by the Company in connection with the filing and progression of the Resale Registration Statement, the status of the filing, the extent of comments and responses in connection with such registration and the Company’s estimate of the date by which the Resale Registration Statement will be declared effective.

2.3. Effectiveness. The Company shall use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective under the Securities Act on or prior to the Effective Date and shall keep such registration statement continuously effective under the Securities Act until there are no longer any Registrable Securities saleable thereunder. To the extent permitted by applicable law and interpretations of the staff of the SEC, the Resale Registration Statement may be terminated with respect to the Registrable Securities on the date that there are no longer any Registrable Securities saleable thereunder.

2.4. Suspension Period.

(a) The Company may suspend the use of a prospectus for a period not to exceed 30 days in any 90-day period or an aggregate of 90 days in any 12-month period if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the best interests of the Company to suspend such use (a “Suspension Event”), and prior to suspending such use the Company provides the Holders with written notice of such suspension.

(b) Notwithstanding any provision herein to the contrary, the Resale Registration Statement shall be maintained effective pursuant to this Agreement until there are no longer any Registrable Securities thereunder.

(c) The occurrence of a Suspension Event shall not prevent Liquidated Damages that are otherwise payable pursuant to Section 3 from being payable to Holders.

2.5. Registration of Other Securities. No Registration Statement filed in accordance with Section 2 may include any securities of the Company other than Registrable Securities.

2.6. Underwriting. If any Holder proposes to conduct an Underwritten Offering under the Resale Registration Statement, such Holder shall advise the Company and all other Holders whose securities are included in the Resale Registration Statement of the managing underwriters for such proposed Public Offering; such managing underwriters to be subject to the approval of the Company, not to be unreasonably withheld. In such event, the Company shall enter into an underwriting agreement in customary form with the managing underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 7, and shall take all such other reasonable actions as are requested by the managing underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities included in such Public Offering; provided, however, that the Company shall be required to cause appropriate officers of the Company or its Affiliates to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to such Public Offering only if the Holders reasonably anticipate gross proceeds from such Public Offering of at least US$50 million. All Holders proposing to distribute their Registrable Securities through such Public Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements as are customary and reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, with respect to a Public Offering in connection with a Registration Statement, if the managing underwriters determine in good faith that marketing factors require a limitation on the number of Ordinary Shares or ADSs to be included in such Public Offering, then the managing underwriters may exclude Registrable Securities from the Public Offering, and any Registrable Securities included in the Underwritten Offering shall be allocated to each of the Holders requesting inclusion of their Registrable Securities in such Public Offering on a pro rata basis based on the total number of such Registrable Securities requested to be included.

2.7. Withdrawal from Underwriting. If any Holder of Registrable Securities disapproves of the terms of the Public Offering, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriters and the balance of the Holders proposing to distribute their securities through the Public Offering, prior to the signing of the applicable underwriting agreement. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the managing underwriters) the Company shall offer to all Holders who have Registrable Securities included in the registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above.

2.8. Other Securities Laws. In connection with a Registration pursuant to this Section 2, the Company shall exercise its commercially reasonable efforts to Register and qualify the securities covered by the Registration Statement under the securities laws of any other jurisdictions as shall be reasonably appropriate for the distribution of the securities, except for any particular state or jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, qualification, or compliance.

3. Liquidated Damages

3.1. The Company and the CB Holders agree that the Holders will suffer damages if the Company fails for any reason to have an effective Resale Registration Statement on the Effective Date or if sales under any such Resale Registration Statement should be suspended at any time pursuant to Section 2.5, and that it would not be feasible to ascertain the extent of the damages in either case with precision. Accordingly, the Company agrees to pay on demand by the Holders (not including holders of the DB Shares) liquidated damages in accordance with Section 3.2 (“Liquidated Damages”) in each of the following circumstances:

(a)	during any time after the Effective Date that the Resale Registration Statement is not effective and available for resales of Registrable Securities (other than due to an Effective Failure) (an “Conversion Registration Default”); and

(b)	during any time after an Effective Failure (an “Effectiveness Default”).

3.2. (a) Subject to Section 3.2(c), Liquidated Damages shall be payable on the Outstanding Principal Amount at a rate of 0.25% per annum calculated daily for each day of an Conversion Registration Default.

(b)

Liquidated Damages shall be payable on the Outstanding Principal Amount at a rate of 0.50% per annum calculated daily for each day of an Effectiveness Default until such time as the Holders of Registrable Securities are again able to make sales under such Registration Statement; provided, however, that if an Effectiveness Default resulted from the occurrence of a Suspension Event, Liquidated Damages shall be payable only if such Effectiveness Default has existed for more than 10 days, whether or not consecutive, in any 90-day period.

(c)

In the event Liquidated Damages are payable for more than 30 consecutive days under Section 3.2(a), then the Liquidated Damages shall be payable in respect of the Outstanding Principal Amount after such 30 days at a rate of 0.50% per annum calculated daily for each day after the 30th day.

Liquidated Damages shall be calculated on the basis of a 360 day year and the actual number of days elapsed, and shall be payable by the Company to the Holders (not including holders of the DB Shares), in the manner such Holders notify the Company, on each Interest Payment Date (as defined in the Indenture).

3.3. The Trustee shall be entitled, on behalf of the Holders, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages.

4. Expenses of Registration. All Registration Expenses incurred in connection with the Registration pursuant to Section 2.1 shall be borne by the Company. All Selling Expenses shall be borne by the holders of the Registrable Securities Registered pro rata on the basis of the number of Ordinary Shares or ADSs so registered.

5. Assignability of Registration Rights; Termination of Registration Rights; Transfer

5.1. Assignability of Registration Rights. The parties to this Agreement intend that all Holders of Registrable Securities from time to time shall be entitled to receive the benefits of, and be bound by, this Agreement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of, and be deemed to have agreed to be bound by and to perform all of the terms and provisions of, this Agreement to the aforesaid extent. No other party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the Company and the Holders.

6. Registration Procedures and Obligations. (a) Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall, subject to Section 2.4, as expeditiously as reasonably possible:

(i)	prepare and file a Registration Statement with the SEC which shall be on Form F-1 or Form F-3 (or any successors to such forms), if available;

(ii)

promptly take such action as may be necessary so that (A) the Resale Registration Statement and any amendment thereto and the prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (B) the Resale Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) each of the prospectus forming a part of the Resale Registration Statement, and any amendment or supplement to such prospectus, does not at any time during which the Resale Registration Statement is effective include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)	use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Resale Registration Statement;

(iv)	promptly prepare and file with the SEC such amendments, supplements and post-effective amendments to the Resale Registration Statement and the prospectus used in connection therewith, as may be necessary to comply with the provisions of the Securities Act and to keep such Registration Statement effective for the applicable period; cause each prospectus included in the Resale Registration Statement to be supplemented by any required prospectus supplement upon the request of any Holder in order to permit such Holder to dispose of Registrable Securities in accordance with the intended method or methods of distribution set forth in the Resale Registration Statement, and cause such prospectus supplement to be filed pursuant to Rule 424 under the Securities Act;

(v)	furnish to each Holder for which the Registrable Securities are being registered and to each underwriter of a Public Offering of the Registrable Securities, if any, without charge, as many copies of each Prospectus, including, without limitation, each preliminary Prospectus, each Free Writing Prospectus and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

(vi)

use its commercially reasonable efforts to (A) register or qualify the Registrable Securities for offer and sale, under all applicable state securities or Blue Sky laws of such jurisdictions as each underwriter, if any, or any Holder having Registrable Securities covered by a Registration Statement, shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to such Registration Statement, and (C) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (1) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 6(vi) or (2) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject;

(vii)	notify each Holder for which the Registrable Securities are being registered promptly, and, if requested by such Holder, confirm such advice in writing, (A) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (C) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, (1) the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or (2) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (D) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(viii)	furnish counsels for each such underwriter, if any, and for the Holders for which the Registrable Securities are being registered, copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(ix)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification of any Registrable Securities for sale in any jurisdiction, at the earliest possible time;

(x)	upon request, furnish to the underwriters of a Public Offering of the Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Holder for which the Registrable Securities are being registered, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(xi)

cooperate with the selling Holders of the Registrable Securities and the underwriters of a Public Offering of the Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable

Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holders or the underwriters of a Public Offering of the Registrable Securities, if any, may reasonably request at least three (3) days prior to any sale of the Registrable Securities;

(xii)	upon the occurrence of any event contemplated by paragraph (vii)(D) of this Section, use commercially reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xiii)	enter into customary agreements (including, in the case of a Public Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and deliver or cause to be delivered customary documents and certificates reasonably requested by the underwriters, of any including but not limited to opinions of counsels to the Company, “comfort” letters from the Company’s independent certified public accountants and other such customary documents and certificates as may be reasonably requested by the majority Holders of the Registrable Securities being sold or by the underwriters and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities.

The above shall be done, as applicable, (A) at the effectiveness of such Registration Statement (and each post-effective amendment thereto) in connection with any registration, and (B) at each closing under any underwriting or similar agreement as and to the extent required thereunder;

(xiv)	make available for inspection by representatives of the selling Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

(xv)

within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the selling Holders of the Registrable Securities and to counsel to such Holders and to the underwriter or underwriters of a Public

Offering of the Registrable Securities, if any; fairly consider such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Holders or the underwriter or the underwriters may request, and not file any such document in a form to which the majority Holders of the Registrable Securities being registered or any underwriter shall object in good faith for reasons relating to the disclosure in such Registration Statement, Prospectus or amendment or supplement thereof; and make such of the representatives of the Company as shall be reasonably requested by the Holders for which the Registrable Securities are being registered or any underwriter available for discussion of such document; and

(xvi)	within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus, provide copies of such document to counsel for the selling Holders; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such underwriter shall request, and not file any such document in a form to which the majority Holders of the Registrable Securities being registered or any underwriter shall object in good faith for reasons relating to the disclosure in such Registration Statement, Prospectus or amendment or supplement thereof; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(xvii)	cause all Registrable Securities covered by such Registrations to be qualified for inclusion in or listed on The New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or any securities exchange on which securities of the same class issued by the Company are then so qualified or listed if so requested by the majority Holders of the Registrable Securities covered by a Registration Statement, or if so requested by the underwriter or underwriters of a Public Offering of the Registrable Securities, if any;

(xviii)	otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xix)	cooperate and assist in any filings required to be made with FINRA, and in the performance of any due diligence investigation by any underwriter in an Underwritten Offering; and

(xx)	use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with potential investors and taking such other actions as shall be requested by the majority Holders of the Registrable Securities covered by a Registration Statement or the lead managing underwriter of an underwritten offering.

(b)	Each selling Holder of the Registrable Securities as to which any Registration is being effected pursuant to this Agreement agrees, as a condition to the Registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding such Holder required to be included in the Registration Statement, the ownership of the Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c)	The terms of this Agreement are drafted primarily in contemplation of securities offerings in the United States. The Parties recognize, however, the possibility that the Company might seek to effect an offering in a jurisdiction other than the United States. It is, accordingly, the parties’ intention that whenever this Agreement refers to a law or institution of the United States but the parties wish to effectuate a registration in a different jurisdiction, reference in this Agreement to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question. Without prejudice to the foregoing, in the event of a Complying IPO on a stock exchange in Hong Kong or London, the Company must ensure that the Registrable Securities are admitted to trading on that stock exchange (and where applicable admitted to any applicable official list) at the same time as all of the other shares of the Company to be listed.

7. Indemnification.

7.1. Company’s Indemnification of Holders. To the extent permitted by law, the Company shall indemnify each Holder, each of its officers, directors, partners, agents, legal counsel for the Holders, and each Person controlling that Holder within the meaning of the Securities Act, with respect to which Registration, qualification, or compliance of the Registrable Securities has been effected pursuant to this Agreement, the respective officers, directors, partners, members, employees, representatives and agents of any such Holder or any such controlling Person, and each underwriter, if any, and each of its officers, directors, partners, agents and each Person who controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, “Damages”) to the extent the Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or other document incident to any Registration, qualification, or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary in order to make the statements made therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Company (or alleged violation) of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Company and relating to action or inaction required of the Company in connection with any Registration, qualification, or compliance; and the Company shall reimburse each such Holder, each underwriter, each of their respective officers, directors, partners, agents, legal counsels, and each Person who controls any Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 7.1 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and

provided, further, that the Company will not be liable in any case to the extent that any Damages arise out of or are based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in that Registration Statement, prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by a Holder or underwriter, if any, and expressly stated to be specifically for use in such Registration Statement, Prospectus or other document.

7.2. Holder’s Indemnification of Company. To the extent permitted by law, each Holder shall, if the Registrable Securities held by that Holder are included in the securities as to which Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each Person who controls the Company within the meaning of the Securities Act, the respective officers, directors, partners members, employees, representatives and agents of the Company or controlling Person (each, a “Holder Indemnified Person”), against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement, Prospectus, or other document incident to any Registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary in order to make the statements made therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, and shall reimburse each Holder Indemnified Person for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, Prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by that Holder and expressly stated to be specifically for use in such Registration Statement, prospectus or other document, provided, however, that the indemnity contained in this Section 7.2 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of that Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder’s liability under this Section 7.2 shall not exceed the Holder’s proceeds net of Selling Expenses.

7.3. Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and generally summarize the action. The indemnifying party shall have the right to participate in and to assume the defense of that claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of the claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided, further, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of the action, suit, or proceeding by reason of recognized claims for indemnity under this Section 7, then counsel for that party shall be entitled to conduct the defense to the extent reasonably determined by counsel to be necessary to protect the interests of that party. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 7, but the omission to notify the indemnifying party shall not relieve the party of any liability that the party may have to any indemnified party otherwise than under this Section 7.

7.4. Contribution. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by the indemnified party as a result of those Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying or the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the statement or omission. The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders in this Section 7.4 to contribute shall be several in proportion to the percentage of the amount of Registrable Securities offered by them and not joint.

7.5. Conflicts. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

7.6. Survival of Obligations. Unless otherwise superseded by an underwriting agreement entered into with the underwritten public offering, the obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of the Registrable Securities in a Registration Statement under this Agreement or otherwise.

7.7. Indemnification not Exclusive. The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have to any indemnified person and the obligations of any indemnified person under this Section 7 shall be in addition to any liability which such indemnified person may otherwise have to the Company. The remedies provided in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

8. Reports. With a view to making available to Holders the benefits of Rule 144 and Rule 144A under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without Registration, the Company agrees while any Registrable Securities remain outstanding, to:

(a)	make and keep adequate current public information with respect to the Company available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

(b)	take all commercially reasonable action necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)	file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and, upon request, furnish a written statement to the Holders that it has complied with such requirements.

(d)	for a Registration in a jurisdiction other than the United States, take actions similar to those set forth in paragraphs (a), (b) and (c) of this Section 8 with a view to making available to Holders the benefits of the corresponding provision or provisions of that jurisdiction’s securities laws; and

(e)	so long as any Registrable Securities remain outstanding, if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to Rule 144 and Rule 144A.

9. Compliance with Sarbanes-Oxley Act. The Company covenants that it will fully comply with all the requirements of the United States Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations thereunder adopted from time to time by the SEC and any other applicable laws, in each case to the extent applicable to the Company.

10. Miscellaneous.

10.1. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any State or Federal court located in the Borough of Manhattan, the City of New York, in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10.2. Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

10.3. Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

10.4. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to Deutsche Bank as holder of the DB Shares, to:

Deutsche Bank, AG

c/o Deutsche Bank AG, Hong Kong Branch

56/F Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Facsimile No.: (852) 2203-7266

Attn: Derek Leung

If to a CB Holder, at its address specified in Schedule 1

If to the Company, to:

GCL Silicon Technology Holdings Inc.

36/F, Two Exchange Square

Central, Hong Kong

Facsimile No.: (852) 2526-7638

Attn: Richard Li/ David Fung

with a courtesy copy to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, NY 10005

Facsimile No.: (1)(212) 822-5505

Attn: Douglas A. Tanner

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon on the date of transmission with receipt of a transmittal confirmation, and (c) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

10.5. Amendment of Agreement. Any provision of this Agreement may be amended only by a written instrument signed by the Company and by persons holding not less than 75% of the then outstanding Registrable Securities (calculated on an as-converted basis).

10.6. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.7. Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract between the Parties relative to the subject matter of this Agreement. Any previous agreement, whether written or oral, between the Company and any Party concerning the subject matter of this Agreement or registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and permitted assigns of the parties.

10.8. Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or necessary to carry out or to perform the provisions of this Agreement.

10.9. Prior Registration Rights Agreement. The parties to this agreement irrevocably agree that:

(a)	with immediate effect after the issuance of the Notes:

(i)	this Agreement supercedes any prior agreement among the parties hereto related to registration rights for the Ordinary Shares (the “Prior Agreements”);

(ii)	the Prior Agreements and the rights, interests and obligations set out in the Prior Agreements are hereby terminated and replaced in all respects with the rights, interests and obligations set out herein; and

(iii)	no party to this Agreement and no Holder shall have any right, obligation or interest under or in respect of the Prior Agreements (other than those set out herein) and no party to this Agreement may bring, or seek to bring, any claim, action or proceeding against another party in connection with the Prior Agreements.

[Signatures follow on the next page.]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first above written.

DEUTSCHE BANK AG in its capacity as a CB Holder and as a holder of the DB Shares:

By:
Name:
Title:

Credit Suisse International in its capacity as a CB Holder:

By:
Name:
Title:

Asia Debt Management Hong Kong Limited for and on behalf of ADM GALLEUS FUND LIMITED in its capacity as a CB Holder:

By:
Name:
Title:

RCG Asia Opportunity Fund, Ltd in its capacity as a CB Holder:

By:
Name:
Title:

GCL SILICON TECHNOLOGY HOLDINGS INC.

By:
Name:
Title:

Schedule 1

CB Holders

1.	Deutsche Bank, AG

Note Holdings:

Notice Address:

c/o Deutsche Bank AG, Hong Kong Branch

56/F Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Facsimile No.: (852) 2203-7266

Attn: Derek Leung

2.	Credit Suisse International

Note Holdings:

Notice Address:

One Cabot Square

London E14 4QJ, United Kingdom

Facsimile No.: + 44 20794 2571

Attn: Markus Niemeier

3.	Asia Debt Management Hong Kong Limited:

Note Holdings:

Notice Address:

1008 ICBC Tower

3 Garden Road Central

Hong Kong

Facsimile No.: +852 2147 2813

Attn: Grace Tan / Alex Shaik

4.	RCG Asia Opportunity Fund, Ltd.

Note Holding:

Notice Address:

Unit 1210, 12/F ICBC Tower

Citibank Plaza

3 Garden Road

Central, Hong Kong

Facsimile No.: +852 3761 9797

Attn: Rob Levinson